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EXHIBIT 15.1 LETTER RE:  UNAUDITED INTERIM FINANCIAL INFORMATION

Board of Directors and Shareholders
STERIS Corporation

     We are aware of the incorporation by reference in the following Registration Statements and related Prospectuses of our report dated January 22, 2002, relating to the unaudited consolidated interim financial statements of STERIS Corporation and subsidiaries that are included in its Form 10-Q for the quarter ended December 31, 2001:

Registration
   Number                              Description                                Filing Date
-----------------------------------------------------------------------------------------------
  333-63770     Form S-8 Registration Statement -- Nonqualified Stock Option    June 25, 2001
                Agreement between STERIS Corporation and Charles L.
                Immel and Restricted Shares Agreement between STERIS
                Corporation and Charles L. Immel

  333-63772     Form S-8 Registration Statement -- Nonqualified Stock Option    June 25, 2001
                Agreement between STERIS Corporation and Thomas J.
                Magulski

  333-63774     Form S-8 Registration Statement -- Nonqualified Stock Option    June 25, 2001
                Agreement between STERIS Corporation and Peter A. Burke

  333-40082     Form S-8 Registration Statement -- Nonqualified Stock Option    June 26, 2000
                Agreement between STERIS Corporation and Laurie Brlas and
                the Nonqualified Stock Option Agreement between STERIS
                Corporation and David L. Crandall

  333-40058     Form S-8 Registration Statement -- Nonqualified Stock Option    June 23, 2000
                Agreement between STERIS Corporation and Les C. Vinney

  333-65155     Form S-8 Registration Statement -- STERIS Corporation Long      October 1, 1998
                Term Incentive Compensation Plan

  333-55839     Form S-8 Registration Statement -- Nonqualified Stock Option    June 2, 1998
                Agreement between STERIS Corporation and John Masefield
                and the Nonqualified Stock Option Agreement between
                STERIS Corporation and Thomas J. DeAngelo

  333-32005     Form S-8 Registration Statement -- STERIS Corporation 1997      July 24, 1997
                Stock Option Plan

  333-06529     Form S-3 Registration Statement -- STERIS Corporation           June 21, 1996

  333-01610     Post-effective Amendment to Form S-4 on Form S-8 --             May 16, 1996
                STERIS Corporation

  33-91444      Form S-8 Registration Statement -- STERIS Corporation 1994      April 24, 1995
                Equity Compensation Plan

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
  33-91442      Form S-8 Registration Statement -- STERIS Corporation 1994      April 24, 1995
                Nonemployee Directors Equity Compensation Plan

  33-55976      Form S-8 Registration Statement -- STERIS Corporation           December 21, 1992
                401(k) Plan

  33-55258      Form S-8 Registration Statement -- STERIS Corporation           December 4, 1992
                Amended and Restated Non-Qualified Stock Option Plan

                                              /s/ Ernst & Young LLP

Cleveland, Ohio
February 8, 2002